LEUCADIA NATIONAL CORPORATION                                EXHIBIT 21
SUBSIDIARIES AS OF DECEMBER 31, 1997


                                                              STATE OF
NAME                                                        INCORPORATION
----                                                        -------------

CDS Devco, Inc.                                                California
HSD Venture                                                    California
San Elijo Ranch, Inc.                                          California
Baldwin Enterprises, Inc.                                      Colorado
NSAC, Inc.                                                     Colorado
RRP, Inc.                                                      Colorado
330 Mad. Parent Corp.                                          Delaware
AIC Financial Corporation                                      Delaware
American Investment Company                                    Delaware
Baldwin-CIS L.L.C.                                             Delaware
Bellpet, Inc.                                                  Delaware
CDS Holding Corporation                                        Delaware
Conwed Corporation                                             Delaware
CPAX, Inc.                                                     Delaware
International Bottlers L.L.C.                                  Delaware
Leucadia Aviation, Inc.                                        Delaware
Leucadia Cellars, Ltd.                                         Delaware
LNC Investments, Inc.                                          Delaware
LUK-CP Administrative Services, Inc.                           Delaware
LUK-CPG, Inc.                                                  Delaware
LUK-CPH, Inc.                                                  Delaware
Neward Corporation                                             Delaware
Pepsi International Bottlers L.L.C.                            Delaware
Rastin Investing Corp.                                         Delaware
RERCO, Inc.                                                    Delaware
Wedgewood Investments L.L.C.                                   Delaware
Rosemary Beach Cottage Rental Company                          Florida
Rosemary Beach Land Company                                    Florida
College Life Development Corporation                           Indiana
Professional Data Management, Inc.                             Indiana
Charter National Life Insurance Company                        Missouri
The Sperry and Hutchinson Company, Inc.                        New Jersey
Allcity Insurance Company                                      New York
Empire Insurance Company                                       New York
Centurion Insurance Company                                    New York
Intramerica Life Insurance Company                             New York
Leucadia, Inc.                                                 New York
Leucadia Investors, Inc.                                       New York
LUK-REN, Inc.                                                  New York
Phlcorp, Inc.                                                  Pennsylvania
Pine Ridge Associates, L.P.                                    Texas
American Investment Bank, N.A.                                 United States

LEUCADIA NATIONAL CORPORATION                                EXHIBIT 21
SUBSIDIARIES AS OF DECEMBER 31, 1997, continued

                                                              STATE OF
NAME                                                        INCORPORATION
----                                                        -------------

American Investment Financial                                  Utah
Leucadia Bottling L.L.C.                                       Utah
Leucadia Film Corporation                                      Utah
Leucadia Financial Corporation                                 Utah
Leucadia Power Holdings, Inc.                                  Utah
Leucadia Properties, Inc.                                      Utah
Silver Mountain Industries, Inc.                               Utah
Telluride Properties Acquisition, Inc.                         Utah
Terracor II                                                    Utah
Commercial Loan Insurance Corporation                          Wisconsin
WMAC Credit Insurance Corporation                              Wisconsin
WMAC Investment Corporation                                    Wisconsin



----------------------
Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1997.









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